                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 Statement Re: Computation of Per Share Earnings



                                                                       Twelve Months         Twelve Months         Twelve Months
                                                                            Ended                Ended                  Ended
                                                                      December 31, 1998     December 31, 1997      December 31, 1996
                                                                      -----------------     -----------------      -----------------
Basic:
    Average common shares outstanding .........................            13,199,819             13,334,163             7,950,175

                                                                         ------------           ------------          ------------

          Total ...............................................            13,199,819             13,334,163             7,950,175
                                                                         ============           ============          ============

    Net Income ................................................          ($40,117,961)          $ 24,746,164          $ 11,537,318
                                                                         ============           ============          ============

    Per Share Amount ..........................................          ($      3.04)          $       1.86          $       1.45
                                                                         ============           ============          ============


Diluted:
    Average common shares outstanding .........................            13,199,819             13,334,163             7,950,175
    Net effect of dilutive stock options outstanding
        during the period -- based on the treasury stock method                    --                191,513               175,391
    Net effect of dilutive stock warrants outstanding
        during the period -- based on the treasury stock method                    --                154,734               618,618
                                                                         ------------           ------------          ------------

          Total ...............................................            13,199,819             13,680,410             8,744,184
                                                                         ============           ============          ============

    Net Income ................................................          ($40,117,961)          $ 24,746,164          $ 11,537,318
                                                                         ============           ============          ============

    Per Share Amount ..........................................          ($      3.04)          $       1.81          $       1.32
                                                                         ============           ============          ============